AMENDED SCHEDULE B
                                      DATED
                                SEPTEMBER 9, 2002
                         TO THE ADMINISTRATION AGREEMENT
                              DATED AUGUST 18, 1995
                                     BETWEEN
                           STI CLASSIC VARIABLE TRUST
                                       AND
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES


The Administrator shall perform services under the Administration Agreement for the following Portfolios:


*Investment Grade Bond Fund
*Capital Appreciation Fund (formerly Capital Growth Fund)
*Value Income Stock Fund
*Mid-Cap Equity Fund (formerly Aggressive Growth Fund)
*International Equity Fund
*Small Cap Value Equity Fund (formerly Small Cap Equity Fund)
*Growth and Income Fund






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